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                                                                    EXHIBIT 99.2

                     CREDIT SUISSE FIRST BOSTON CORPORATION
                              Eleven Madison Avenue
                            New York, New York 10010


                                                                  April 21, 1999


CBF Holding LLC
c/o Bruckmann, Rosser, Sherrill & Co.
126 East 56th Street, 29th Floor
New York, New York  10022

Attn:  Bruce Bruckmann



                          Re: Senior Subordinated Notes

Dear Ladies and Gentlemen:

         You have advised Credit Suisse First Boston ("CSFB") that Bruckmann, Rosser, Sherrill & Co. ("BRS") has formed CBF Holding LLC ("Holdings" or "you" ) that together with Citicorp Venture Capital, Ltd. will (i) acquire (the "Acquisition") all of the outstanding common stock of CORT Business Services Corporation ("CORT") pursuant to a merger of a wholly owned subsidiary of Holdings, CBF Mergerco, Inc., with and into CORT and (ii) refinance (the "Refinancing"), in connection with the Acquisition, certain of CORT's indebtedness. References to the "Company" mean CORT after giving effect to the Acquisition and Refinancing.

         You have further advised us that, in connection with such Acquisition and Refinancing, you intend to have CBF Mergerco, Inc. issue senior subordinated notes (the "Securities") in the aggregate principal amount of $250.0 million.

         We are pleased to inform you that, assuming satisfactory market conditions at the time of the proposed issuance, we are highly confident of our ability to sell or place the Securities. The structure, covenants and terms of the Securities will be as determined by Credit Suisse First Boston Corporation in consultation with you based on market conditions at the time of the offering or placement.

         Our view as to our ability to consummate the offering or placement of the Securities is subject to (i) there being at the time of such offering or placement no material adverse change in the financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, since March 31, 1999, (ii) there being at the
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time of such offering or placement satisfactory market conditions for high-yield securities comparable in terms, structure and credit rating to the Securities,
(iii) the delivery of audited and unaudited historical financial statements of the Company as would be required by the Securities Act of 1933, as amended, and the rules and regulations promulgated pursuant thereto for a registration statement filed thereunder with respect to the Securities, (iv) our being satisfied with the consolidated pro forma capitalization of the Company after giving effect to the issuance of the Securities with respect to any changes from the capitalization contemplated on the date hereof, (v) our completion of our due diligence investigation of the Company and its business as a result of which no information having come to our attention since the date hereof which we reasonably believe would have a material adverse effect on the business, condition (financial or otherwise), prospects or results of operations of the Company and its subsidiaries taken as a whole, and (vi) the execution of a customary underwriting, purchase or placement agreement and the satisfaction of the conditions stated therein in all material respects, and of a customary indenture, registration rights agreement, if applicable, and other customary documentation, in each case with respect to the Securities, in form and substance reasonably satisfactory to Credit Suisse First Boston Corporation.

         The letter is solely for use by you and the Company and may not be disclosed, except to representatives of the Company, without our prior written consent. This letter does not reflect a commitment to underwrite or place the Securities and shall be effective upon the date hereof and shall expire on October 31, 1999.

                                          Very truly yours,

                                          CREDIT SUISSE FIRST BOSTON CORPORATION


                                          By:    /s/ Mark W. Kennelley
                                             ----------------------------------
                                          Name:  Mark W. Kennelley
                                          Title:  Managing Director


                                          By:   /s/ Jeffrey Howe
                                             -----------------------------------
                                          Name: Jeffrey Howe
                                          Title: Director